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                                                             EXHIBIT 10(c)(iii)



                            SECOND AMENDMENT TO LEASE

        This Second Amendment to Lease, dated September 14, 1992 by and between LMP Properties, Ltd. ("Lessor" herein) and Calbiochem Corporation ("Lessee" herein) is made with reference to the following facts:

        1. Lessor and Lessee have heretofore entered into that certain Lease and Lease Addendum, dated February 1, 1992, together with that certain Amendment to Lease of even date, herein called the "Lease".

        2. Paragraph 55 of the Lease, entitled "Expansion Option" sets forth the terms and provisions inter alia with respect to the right of Lessee to construct a mezzanine within the "Premises" (as such term is defined in the Lease).

        3. Lessor and Lessee have agreed that Lessor rather than Lessee will construct the Mezzanine and the rent under the Lease will be adjusted accordingly.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions herein contained the parties hereto agree as follows:

                A. Notwithstanding the provisions of Section 55 of the Lease Addendum, Lessor at its cost and expense shall cause the construction of the Mezzanine for a total cost of One Hundred Fifty Two Thousand One Hundred Thirty Three Dollars and Thirty-Five Cents ($152,133.35) consisting of the following elements:

(1) Construction Cost:             $127,520.00
(2) Architectural and
    Engineering Fees                  7,800.00
(3) City of San Diego Permit
    Fees                             16,813.35
                                   -----------
                                   $152,133.35



        Lessor, upon receipt from Lessee of documentary evidence that it has paid the permit fees referred to in Paragraph (3) above, Lessor shall reimburse Lessee for such fees. With respect to the balance of such costs, Lessor shall advance the cost thereof as and when such advances are required.

                  B. The costs of construction of the mezzanine as reflected herein have been agreed upon between Lessee and Bailey Building Corporation by Letter Agreement, dated August 26, 1992. In the event Lessee requires any changes from and after the date hereof the cost of such changes shall be borne by Lessee.

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                C. In consideration of Lessor advancing the costs referred to in
Paragraph A hereof Lessee undertakes and agrees that the square foot rental rate for the mezzanine space shall be 20 cents a square foot and applied to the 9,630 square feet of mezzanine the total annual rent for the mezzanine space shall be the sum of $23,112. Because the amortization is based upon the sum of $157,000 Lessee shall receive an additional credit towards its tenant improvement allowance reflected in Section 59.2 of the Addendum to Lease in the sum of $4,866.65.

                D. Section 1.2 of the Addendum to Lease shall be deemed amended by inserting after the word "feet" in the second line thereof the phrase "plus 9,630 square feet of mezzanine space".

                E. Section 1.5 of the Addendum to Lease and Section 1 of the Amendment to Lease are hereby amended and supplemented as follows:

                 "In addition to the base rent specified in the Lease, Lessee shall pay additional rental for the mezzanine of 20 cents per square foot for each month during the term of this Lease for a total payment for the mezzanine of $1,926 each month. Accordingly, giving due regard to the rental allowances set forth in the Amendment the actual rental payable hereunder shall be as reflected in Exhibit "A" attached hereto and by this reference made a part hereof."

        Except as herein amended, all other terms and conditions of the Lease, the Lease Addendum and the Amendment to Lease shall remain the same.

         LESSEE                               LESSOR

         CALBIOCHEM CORPORATION               LMP PROPERTIES, LTD.,
         a California corporation             a California limited
                                              partnership

                                              By MESA PACIFICA, a
                                              California general
                                              partnership

         By: /s/  Richard B. Slansky          By: /s/  Richard D. Keesling

         Its: President                       Its: General Partner








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